                                                                 EXHIBIT 9(d)(1)

                             [LOGO APPEARS HERE]
                          AIM Funds Services, Inc.
Client Services
1-800-959-4246



                                             March 18, 1994



Mr. Thomas J. Karol, Counsel
The Shareholder Services Group
53 State Street
Boston, MA 02109-2873

Dear Mr. Karol:

Pursuant to your letter dated February 4, 1994 to Stephen Winer, one of our attorneys, The Shareholder Services Group, Inc. declined to execute an acknowledgment of that certain Shareholder Sub-Accounting Services Agreement, dated as of October 1, 1993 (the "Agreement"). You, however, indicated that you would be happy to comply with the terms and conditions of the Agreement upon receipt of instructions from AIM to do so.

Therefore, you are hereby instructed to comply with the terms and conditions of the Agreement. A copy of AGreement was previously supplied to you. However, for your convenience, another executed copy is attached hereto.

If you have qny questions, please contact me.

                                        Very truly yours,

                                        /s/ JOHN CALDWELL

                                        John Caldwell
                                        President

Enclosures                              (This letter serves as TSSG's
                                        signature/and willingness to comply with
cc: Colleen Daly (w/o enclosures)       the Shareholder Sub-Accounting Services
                                        Agreement (10-1-93))

                 SHAREHOLDER SUB-ACCOUNTING SERVICES AGREEMENT


         AGREEMENT made as of the 1st day of October, 1993 by and between (i) until and including October 14, 1993, the investment companies listed on Schedule A hereto and, after October 14, 1993, the investment companies listed on Schedule B hereto as such Schedule may be amended from time to time (the "AIM Funds"); (ii) The Shareholders Services Group, Inc. ("The Shareholders Services Group"); (iii) Financial Data Services, Inc. ("FDS") a New Jersey corporation; and (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a Delaware corporation.

                                  WITNESSETH:

         WHEREAS, the AIM Funds are investment companies registered under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, The Shareholders Services Group is the transfer agent, dividend disbursing agent and shareholder servicing agent for the AIM Funds; and

         WHEREAS, each of the AIM Funds and The Shareholders Services Group have entered into a separate agreement pursuant to which The Shareholders Services Group agreed to arrange for the performance of certain administrative services for shareholders of the AIM Funds who maintain shares of such Funds in a brokerage account with MLPF&S, a broker-dealer affiliated with FDS; and

         WHEREAS, FDS, a transfer agent registered under the Securities Exchange Act of 1934, has presented to The Shareholders Services Group the various administrative services that may be performed by MLPF&S;

         WHEREAS, each of the parties hereto which executed that certain shareholder Sub-Accounting Services Agreement, dated as of July 1, 1990, among certain of the AIM Funds, The Shareholder Services Group, FDS and MLPF&S, desire to replace such agreement with a new agreement; and

         WHEREAS, The Shareholders Services Group desires to retain MLPF&S to perform such services and MLPF&S is willing and able to furnish such services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto severally agrees, as follows:

         1. MLPF&S agrees to perform the administrative services and functions specified in Exhibit A hereto (the "Services") for the benefit of the shareholders of the AIM Funds who maintain shares of any of such Funds in brokerage accounts with MLPF&S and whose shares are included in the master account referred to in paragraph 1 of Exhibit A (collectively, the "MLPF&S customers").

         2. MLPF&S agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services, and will otherwise comply with all laws, rules and regulations applicable to the services. Upon the request of The Shareholders Services Group, MLPF&S shall provide copies of all the historical records relating to transactions involving the AIM Funds and MLPF&S customers, written communication regarding that Fund to or from such customers and other materials, in each case as may reasonably be requested to enable the Fund or its representatives, including without limitation its auditors, investment advisor, The Shareholders Services Group or successor transfer agent or distributor, to monitor and review the Services, or to comply with any request of the board of directors, trustees or general partners (collectively, the "Directors") of the AIM Funds or of a governmental body, self-regulatory organization or a
                 shareholder.   MLPF&S agrees that it will permit The
                 Shareholders Services Group and the AIM Funds or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services. It is understood that notwithstanding anything herein to the contrary, neither FDS nor MLPF&S shall be required to provide the names and addresses of MLPF&S customers to The Shareholder Services Group, the AIM Funds or their representatives, unless applicable laws or regulations otherwise require.

         3. MLPF&S may contract with or establish relationships with FDS or other parties for the provision of services or activities of MLPF&S required by the Agreement.

         4. Each of MLPF&S and FDS hereby agrees to notify promptly The Shareholders Services Group if for any reason either of them is unable to perform fully and promptly any of its obligations under this Agreement.

         5. Each of MLPF&S and FDS hereby represent that neither of them now owns or holds with power to vote any shares of the AIM Funds which are registered in the name of the MLPF&S or the name of its nominee and which are maintained in MLPF&S brokerage accounts.

         6. The provisions of the Agreement shall in no may limit the authority of The Shareholders Services Group or any of the AIM Funds to take such action as it may deem appropriate or advisable in connection with all matters relating to the operations of such Fund and/or sale of its shares.

         7. In consideration of the performance of the Services by MLPF&S and FDS, each of the Funds severally agrees to compensate FDS at the rate of $11.00 annually per each MLPF&S customer account holding shares of a Fund which shares were subject to an up-front sales load or no sales load, and $14.00 annually per MLPF&S customer account holding shares of a Fund that are subject to contingent deferred sales charge ("CDSC"); provided, however, if all shares in an MLPF&S customer account have been held for the requisite time period such that the shares are no longer subject to a CDSC, then FDS will be compensated at the rate of $11.00 annually for such MLPF&S customer account. It is agreed by the parties hereto that these rates are effective as of October 1, 1993. These rates are the current standard rates for the services provided by FDS and MLPF&S hereunder. Payment shall be made monthly based upon the number of





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
                 shareholders of a Fund in a MLPF&S brokerage account for any part of the subject month. This number shall be certified each year by independent public accountants of MLPF&S as of a month selected by The Shareholders Services Group, such
                 certification to be at the expense of MLPF&S.    MLPF&S agrees
                 that notwithstanding anything herein to the contrary, it will not request any increase in its compensation hereunder to be effective prior to September 30, 1996. In the event MLPF&S or FDS as its agent were to mail any such Funds' proxy materials, reports, prospectuses and other information to shareholders of the AIM Funds who are Merrill Lynch customers pursuant to paragraph 4 of Exhibit A, the AIM Funds agree to reimburse MLPF&S or FDS, as the case may be, for postage, handling fees and reasonable costs of supplies used by it in such mailings in an amount to be determined in accordance with the rates set forth in Rule 451.90 of the New York Stock Exchange, Inc.

         8. FDS shall indemnify and hold harmless each of the AIM Funds and The Shareholders Services Group from and against any and all losses or liabilities that any one or more of them may incur, including without limitation reasonable attorneys' fees, expenses and cost, arising out of or related to the performance or non-performance of MLPF&S or FDS of its responsibilities under this Agreement, excluding, however, any such claims, suits, loss, damage or cost caused by, materially contributed to or arising from any non-compliance by The Shareholders Services Group or an AIM Fund with its obligations under this Agreement, as to which The Shareholders Services Group and each of the AIM Funds shall indemnify, hold harmless and defend FDS and MLPF&S on the same basis as set forth above.

         9. This Agreement may be terminated at any time by each of The Shareholder Services Group, MLPF&S and FDS or by any AIM Fund as to itself or by The Shareholders Services Group as to itself, upon 30 days' written notice to FDS. This Agreement may also be terminated as to any or all AIM Funds at any time without penalty upon 30 days written notice to FDS that the agreement(s) between the AIM Fund(s) and The Shareholders Services Group pertaining to the services hereunder have been terminated. The provisions of paragraph 2 shall continue in full force and effect after termination of this Agreement. Notwithstanding the foregoing, this Agreement shall not require MLPF&S to preserve any records relating to this Agreement beyond the time periods otherwise required by the laws to which MLPF&S is subject.

         10. Any other AIM Fund for which The Shareholders Services Group serves as transfer agent may become a party to this Agreement by giving written notice to The Shareholder Services Group and MLPF&S or FDS that it has elected to become a party hereto and by having this Agreement executed on its behalf.

         11. Each of MLPF&S and FDS understand and agree that the obligation of each AIM Fund under this Agreement is not binding upon any shareholder of the Fund personally, but bind only each Fund and each Fund's property; each of MLPF&S and FDS represents that it has notice of the provisions of the Declaration of Trust, if applicable, of each AIM Fund disclaiming shareholder liability for acts or obligations of the Funds.

         12. It is understood and agreed that in performing the services under this Agreement, neither MLPF&S nor FDS shall be acting as an agent for any AIM Fund.

         13. This Agreement, including any Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supercedes any previous agreements and documents with respect to such matters.

         IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MERRILL LYNCH, PIERCE,                  FINANCIAL DATA SERVICES INC.
FENNER & SMITH INC.


By: /s/ HARRY P. ALLEX                  By:   /s/ ROBERT C. DOAN
    -------------------------------           --------------------------------



Harry P. Allex                          Robert C. Doan
-----------------------------------     --------------------------------------
Print Name                              Print Name


Senior Vice President                   President
-----------------------------------     --------------------------------------
Title                                   Title


THE SHAREHOLDERS SERVICES
GROUP, INC.


By:
    -------------------------------




-----------------------------------
Print Name



-----------------------------------
Title

                                   SCHEDULE A



AIM CONVERTIBLE SECURITIES, INC.              AIM FUNDS GROUP ON BEHALF OF ITS AIM MONEY
                                              MARKET FUND(C), AIM GOVERNMENT SECURITIES FUND,
                                              AIM INCOME FUND, AIM INTERNATIONAL GROWTH
By: /s/ ROBERT H. GRAHAM                      FUND(C), AIM MUNICIPAL BOND FUND, AIM HIGH
    -------------------------------           YIELD FUND(C), AIM UTILITIES FUND, AIM VALUE
                                              FUND, AIM GROWTH FUND, AIM AGGRESSIVE GROWTH
                                              FUND, AIM CASH FUND, AIM TAX-EXEMPT CASH FUND,
Robert H. Graham                              AIM TAX-EXEMPT BOND FUND OF CONNECTICUT, AIM
-----------------------------------           TAX-EXEMPT CASH FUND OF CONNECTICUT
Print Name


Executive Vice President                      By: /s/ ROBERT H. GRAHAM
-----------------------------------               -------------------------------
Title


                                              Robert H. Graham
                                              -----------------------------------
AIM EQUITY FUNDS, INC. ON BEHALF OF THE       Print Name
RETAIL CLASSES OF ITS AIM CHARTER FUND,
AIM CONSTELLATION FUND, AND WEINGARTEN FUND
                                              Executive Vice President
                                              -----------------------------------
                                              Title
By: /s/ ROBERT H. GRAHAM
    -------------------------------


                                              AIM HIGH YIELD SECURITIES, INC.
Robert H. Graham
-----------------------------------
Print Name
                                              By: /s/ ROBERT H. GRAHAM
                                                  -------------------------------
Executive Vice President
-----------------------------------
Title
                                              Robert H. Graham
                                              -----------------------------------
                                              Print Name


                                              Executive Vice President
                                              -----------------------------------
                                              Title


                                                               SHORT-TERM INVESTMENTS CO.
AIM INTERNATIONAL FUNDS, INC.                                  ON BEHALF OF ITS AIM LIMITED MATURITY TREASURY
ON BEHALF OF ITS AIM INTERNATIONAL EQUITY FUND                 SHARES AND AIM MONEY MARKET FUND


By: /s/ ROBERT H. GRAHAM                                       By: /s/ ROBERT H. GRAHAM
    -------------------------------                                -------------------------------



Robert H. Graham                                               Robert H. Graham
-----------------------------------                            -----------------------------------
Print Name                                                     Print Name


Executive Vice President                                       Executive Vice President
-----------------------------------                            -----------------------------------
Title                                                          Title



AIM INVESTMENT SECURITIES FUNDS, INC.                          TAX-FREE INVESTMENTS CO.
ON BEHALF OF ITS AIM ADJUSTABLE RATE                           ON BEHALF OF ITS AIM TAX-FREE INTERMEDIATE
GOVERNMENT FUND                                                SHARES


By: /s/ ROBERT H. GRAHAM                                       By: /s/ ROBERT H. GRAHAM
    -------------------------------                                -------------------------------



Robert H. Graham                                               Robert H. Graham
-----------------------------------                            -----------------------------------
Print Name                                                     Print Name


Executive Vice President                                       Executive Vice President
-----------------------------------                            -----------------------------------
Title                                                          Title

AIM VARIABLE INSURANCE FUNDS, INC. ON BEHALF OF
ITS AIM V.I. CAPITAL APPRECIATION FUND, AIM V.I.
DIVERSIFIED INCOME FUND, AIM V.I. GOVERNMENT
SECURITIES FUND, AIM V.I. GROWTH FUND, AIM V.I.
INTERNATIONAL EQUITY FUND, AIM V.I. MONEY MARKET
FUND AND AIM V.I. VALUE FUND


By: /s/ ROBERT H. GRAHAM
    -------------------------------



Robert H. Graham
-----------------------------------
Print Name


Executive Vice President
-----------------------------------
Title

                                       SCHEDULE B



AIM TAX-EXEMPT FUNDS, INC.
ON BEHALF OF ITS AIM TAX-EXEMPT
CASH FUND, AIM TAX-EXEMPT BOND                                 AIM INTERNATIONAL FUNDS, INC. ON
FUND OF CONNECTICUT, AND AIM                                   BEHALF OF ITS AIM INTERNATIONAL EQUITY FUND
TAX-FREE INTERMEDIATE SHARES


By: /s/ ROBERT H. GRAHAM                                       By: /s/ ROBERT H. GRAHAM
    -------------------------------                                -------------------------------



Robert H. Graham                                               Robert H. Graham
-----------------------------------                            -----------------------------------
Print Name                                                     Print Name


Executive Vice President                                       Executive Vice President
-----------------------------------                            -----------------------------------
Title                                                          Title


AIM INVESTMENT SECURITIES FUNDS                                AIM EQUITY FUNDS, INC. ON BEHALF OF THE RETAIL
ON BEHALF OF ITS AIM ADJUSTABLE RATE GOVERNMENT                CLASSES OF ITS AIM CHARTER FUND, AIM
FUND AND AIM LIMITED MATURITY TREASURY SHARES                  CONSTELLATION FUND, AIM WEINGARTEN FUND, AND
                                                               AIM AGGRESSIVE GROWTH FUND

By: /s/ ROBERT H. GRAHAM                                       By: /s/ ROBERT H. GRAHAM
    -------------------------------                                -------------------------------



Robert H. Graham                                               Robert H. Graham
-----------------------------------                            -----------------------------------
Print Name                                                     Print Name


Executive Vice President                                       Executive Vice President
-----------------------------------                            -----------------------------------
Title                                                          Title

AIM FUNDS GROUP ON BEHALF OF ITS AIM GROWTH FUND,
AIM UTILITIES FUND, AIM GOVERNMENT SECURITIES
FUND, AIM INCOME FUND, AIM MUNICIPAL BOND FUND,
AIM HIGH YIELD FUND, AIM MONEY MARKET FUND, AIM
VALUE FUND, AND AIM BALANCED FUND


By: /s/ ROBERT H. GRAHAM
    -------------------------------



Robert H. Graham
-----------------------------------
Print Name


Executive Vice President
-----------------------------------
Title

                                   EXHIBIT A


         Pursuant to the Agreement by and among the parties hereto, MLPF&S shall perform the following services:

         1. Maintain separate records for each shareholder of any of the AIM Funds who holds shares of a Fund in a brokerage account with MLPF&S ("MLPF&S customers"), which records shall reflect shares purchased and redeemed and share balances. MLPF&S shall maintain a single master account with the transfer agent of the Fund on behalf of MLPF&S customers and such account shall be in the name of MLPF&S or its nominee as the record owner of the shares owned by such customers.

         2. Disburse or credit to MLPF&S customers all proceeds of redemptions of shares of the AIM Funds and all dividends and other distributions not reinvested in shares of the AIM Funds.

         3. Prepare and transmit to MLPF&S customers periodic account statements showing the total number of shares owned by the customer as of the statement closing date, purchases and redemptions of AIM Funds shares by the customers during the period covered by the statement and the dividends and other distributions paid to the customer during the statement period (whether paid in cash or reinvested in Fund shares).

         4. Transmit to MLPF&S customers proxy materials and reports and other information received by MLPF&S from the AIM Funds and required to be sent to shareholders under the federal securities laws, and, upon request of the Fund's transfer agent transmit to MLPF&S customers material fund communications deemed by the AIM Fund, through its Board of Directors or other similar governing body, to be necessary and proper for receipt by all fund beneficial shareholders.

         5. Transmit to the AIM Fund's transfer agent purchase and redemption orders on behalf of Merrill Lynch customers.

         6. Provide to The Shareholders Services Group or the Funds, or any of the agents designated by any of them, such periodic reports as The Shareholders Services Group shall reasonably conclude is necessary to enable The Shareholders Services Group, each AIM Fund and its distributor to comply with State Blue Sky and other legal and regulatory requirements.





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